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                          BRIGGS & STRATTON CORPORATION

             Form 10-Q for Quarterly Period Ended December 27, 1998



                                Exhibit No. 10.1


                              SEPARATION AGREEMENT








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                              SEPARATION AGREEMENT



This agreement is made as of this 30th day of November by and between Briggs & Stratton Corporation, a Wisconsin corporation (the "Employer") and Robert H. Eldridge (the "Employee"). In consideration of the promises set forth herein, the parties hereto agree as follows:

1. Employment. Employment agreement executed on January 30, 1998 between Robert H. Eldridge and Briggs & Stratton shall remain in force through October 31, 1999. The Employee's service shall be performed at the location where he was employed immediately preceding the date hereof or any office or location less than 35 miles from such location.

2. Other Compensation and Benefits. Except as specified in this Section 2 and Sections 3 and 4 hereof, Employee shall participate in such executive compensation structures and employee benefit plans as shall cover senior executives of the Employer generally and his participation and benefits (and the participation and benefits of any person claiming through his status as a participant) shall be governed by the terms and conditions of such structures and plans through October 31, 1999.

3. Supplemental Pension Benefits. If Employee's employment shall continue until October 31, 1999, he shall be entitled to a monthly pension benefit commencing November 1, 1999 equal to $16,667.00, which shall be payable in the form of a joint and 100% survivor annuity - i.e., the monthly pension shall be $16,667.00 during Employee's lifetime, and should the spouse to whom he was legally married on November 1, 1999 survive him, she will be paid a monthly annuity for her life of $16,667.00. Such amounts shall include any amounts to which the Employee and such surviving spouse may be entitled under any qualified defined benefit pension plan maintained by the Employer and any unfunded supplemental defined benefit pension plan maintained by the Employer. To the extent that Employee is covered by a plan or plans described in the preceding sentence, he shall make all such elections and file all such papers as the Employer shall require so that benefits under such plans shall be payable in the form and at the time specified in the first sentence of this Section 3. To the extent that the benefits specified under this Section 3 exceed the benefits payable under such plans, any and all such benefits shall be an unfunded obligation of the Employer as to which the Employee and any person claiming through the Employee shall be merely a general unsecured creditor of the Employer; provided that the Company shall cause this benefit to be covered by the "rabbi" trust which it maintains with respect to other executive benefits.

4. Medical Coverage. If Employee's employment shall continue until October 31, 1999, he shall be entitled to purchase medical coverage for the period commencing on his separation from active service and continuing until he reaches age 65 as though he were covered by the medical coverage continuation rules of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") for that entire period.

5. Release. As a condition to the receipt of the benefits described in the first clause of the first sentence of Section 3 hereof, the Employee shall execute such release as the Employer shall specify.

6. Governing Law. This Agreement shall be governed by the internal laws of the State of Wisconsin.


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7.   Binding Effects. The rights and obligations of the Employer hereunder shall inure to the benefit of and shall be binding upon the respective successors and assigns of Employer.

8. Non-waiver. The waiver by Employer of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach by the Employee.

9. Approval. This Agreement shall be subject to the approval of the Nominating, Compensation and Governance Committee of the Board of Directors of the Employer.

10.  Headings. Headings are for convenience of reference only.


BRIGGS & STRATTON CORPORATION

By       /s/ C. B. Rogers, Jr.                     /s/ R. H. Eldridge
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         C. B. Rogers, Jr., Chairman               Robert H. Eldridge (Employee)
         Nominating, Compensation and
         Governance Committee